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                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION

CASE NAME: TransAmerican Energy Corporation        Petition Date: April 20, 1999

                                                   CASE NUMBER: 99-21551-C-11

           MONTHLY OPERATING REPORT SUMMARY FOR MONTH JULY YEAR 2000

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
         MONTH                            5/00          6/00         7/00        8/00        9/00        10/00
         -----                            ----          ----         ----        ----        ----        -----
REVENUES (MOR-6)                              --            --         --
INCOME BEFORE INT, DEPREC/TAX (MOR-6)     (8,208)       22,490         --
NET INCOME (LOSS) (MOR-6)                403,825       434,524         --
PAYMENTS TO INSIDERS (MOR-9)                  --            --         --
PAYMENTS TO PROFESSIONALS (MOR-9)             --            --         --
TOTAL DISBURSEMENTS (MOR-8)                   --            --      5,000
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         ***The original of this document must be filed with the United
States Bankruptcy Court and a copy must be sent to the United States Trustee***

No. of Policies expiring within 90 days:  ________

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
REQUIRED INSURANCE MAINTAINED                                                                                       CHECK ONE
AS OF SIGNATURE DATE           EXP.   Are all accounts receivable being collected within terms?                    Yes [ ] No [ ]
*See Attached Schedule         DATE   Are all post-petition liabilities, including taxes, being paid within terms? Yes [ ] No [ ]
-----------------------------  ----   Have any pre-petition liabilities been paid?                                 Yes [ ] No [ ]
CASUALTY       YES [ ] NO [ ]  - -    If so, describe ___________________________________________________________________________
LIABILITY      YES [ ] NO [ ]  - -    Are all funds received being deposited into DIP bank accounts?               Yes [ ] No [ ]
VEHICLE        YES [ ] NO [ ]  - -    Were any assets disposed of outside the normal course of business?           Yes [ ] No [X]
WORKER'S       YES [ ] NO [ ]  - -    If so, describe ___________________________________________________________________________
OTHER          YES [ ] NO [ ]  - -    Are all U.S. Trustee Quarterly Fee Payments current?                         Yes [X] No [ ]
                                      What is the status of your Plan of Reorganization? Second Amended, Modified and
                                      Restated Plan of Liquidation was confirmed on July 20, 2000.
                                      -------------------------------------------------------------------------------------------
                                      -------------------------------------------------------------------------------------------
ATTORNEY NAME: Pete Holzer
FIRM: Jordan, Hyden, Womble
      & Culbreth, P.C.
ADDRESS: 500 N. Shoreline,
         Suite 900
CITY, STATE, ZIP: Corpus Christi,     I certify under penalty of perjury that the following complete Monthly Operating Report
                  TX 78471            (MOR), consisting of MOR-1 through MOR-9 plus attachments, is true and correct.
TELEPHONE: (361) 884-5678

                                                SIGNED: /s/ ED DONAHUE
                                                      --------------------------------
                                                        (ORIGINAL SIGNATURE)

                                                TITLE: ADMINISTRATIVE DESIGNEE
                                                      --------------------------------
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